Exhibit 3

RESULTS 2Q15

July 22 , 2015

|| Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX Latam Holdings, S.A. and its subsidiaries (collectively, “CLH”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CLH to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CLH and CEMEX, S.A.B. de C.V. and its subsidiaries (“CEMEX”) operate, CLH’s ability to comply with the framework agreement signed with CEMEX, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CLH and CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CLH and CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CLH does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Unless the context otherwise requires it, all references to prices in this document means our prices for our products.

UNLESS OTHERWISE NOTED, ALL CONSOLIDATED FIGURES ARE PRESENTED IN DOLLARS AND ARE BASED ON THE FINANCIAL STATEMENTS OF EACH COUNTRY PREPARED UNDER INTERNATIONAL FINANCIAL REPORTING STANDARDS.

Copyright CEMEX Latam Holdings, S.A. and its subsidiaries.

2

|| Financial Results Summary

Net Sales Operating EBITDA

(US$M)(US$M)

-13% -11% -17% -13%

864 441 283 142

394

748 124

236

6M15

6M14 2Q14 2Q15 6M14 6M15 2Q14 2Q15

[Graphic Appears Here]

Record sales in Costa Rica and Nicaragua

were offset by lower sales in our Colombian operations

Net sales increased in 2Q15

by 11% vs 1Q15. Adjusting for FX fluctuations net sales grew by 7% on a year-over-year basis

EBITDA grew in 2Q15

compared with 1Q15 by 10%. Adjusting for FX fluctuations, EBITDA in 2Q15 increased by 2% versus the same period last year

|| Financial Results Summary

Operating EBITDA Margin

(%)

Sequential margin

improvement

in Colombia and Panama by 0.8pp

and 1.5pp, respectively, from 1Q15

-1.2pp -0.7pp to 2Q15

. 8% 2%

. 5%

32 6% 32 31 . Consolidated margin

31 . declined

by 0.7pp during 2Q15 and by 1.2pp

during 1H15 compared with same

periods last year

6M14 6M15 2Q14 2Q15

|| Consolidated Volumes and Prices

6M15 vs. 2Q15 vs. 2Q15 vs.

6M14 2Q14 1Q15

Volume(6%)(3%) 8%

Domestic

gray Price (USD)(12%)(12%) 1%

cement

Price (LtL1 ) 1% 2% 4%

Volume 5% 6% 7%

Ready-mix

concrete Price (USD)(14%)(15%) 0%

Price (LtL1 ) 2% 3% 4%

Volume 5% 3% 7%

Aggregates Price (USD)(15%)(14%) 5%

Price (LtL1 ) 2% 4% 9%

(1) Like-to-like prices adjusted for foreign-exchange fluctuations

[Graphic Appears Here]

Cement volumes grew

by 8% from 1Q15 to 2Q15

Historic first-half volume records

Cement: Nicaragua and Costa Rica Ready-mix: Colombia and Guatemala Aggregates: Colombia and Panamá

Both our ready-mix and aggregates volumes grew

by 5% during the first half of the year

Higher prices in 2Q15

in local-currency terms in our three main products compared to 2Q14

|| Reinforcement of our Customer Centric strategy

Distribution Channel

Builders • Construrama

• Distributors

• Retailers

• Big-box retailers

Industrials

Distribution Customer & New

Channel Businesses

Industrials & new

businesses

Public Sector • Construction

& influencers & demolition residues

• Admixtures

• Mortars

• Aggregates trading

• Industrial customers

Builders

Housing

Infrastructure

Industrial & Commercial

Ready-mix operations

Public Sector & influencers

National Government

Regional Government

Public Institutions

Project designers & developers

REGIONAL HIGHLIGHTS

Results 2Q15

Results Highlights Colombia

|| Colombia – Results Highlights

6M15 6M14% var 2Q15 2Q14% var

Net Sales 374 502(25%) 198 260(24%)

Financial

Summary Op. EBITDA 128 181(29%) 68 88(23%)

US$ Million as % net

sales 34.1% 36.0%(1.9pp) 34.5% 34.0% 0.5pp

6M15 vs. 6M14 2Q15 vs. 2Q14 2Q15 vs. 1Q15

Cement(11%)(7%) 11%

Volume Ready-mix 4% 3% 8%

Aggregates 2% 0% 6%

6M15 vs. 6M14 2Q15 vs. 2Q14 2Q15 vs. 1Q15

Cement 1% 2% 1%

Price

(Local Currency) Ready-mix 4% 4% 1%

Aggregates 1% 3% 6%

[Graphic Appears Here]

Improvement in profitability

will continue being our main strategic focus in the upcoming quarters

COP has devalued 31%

against 2Q14, with peak levels close to 50% during the past 12 months

Higher prices in 2Q15

in local currency terms, year-over-year and sequentially

Partial market share recovery from 1Q15 levels.

Cement volumes in 2Q15 grew by 11% sequentially

|| Colombia— Energy Strategy

[Graphic Appears Here]

On the right path to reach 80% self-

generation of our electricity needs.

After a year of launching our initiative, and after six

months of participating in the energy market, the

percentage of self-generated electricity increased by 9pp

Ongoing projects in three plants

with the objective of advancing towards our target

Close to US $1.2M in additional savings

during the past six months

|| Colombia— New stimulus plan for production and

employment (“PIPE 2.0”)

[Graphic Appears Here]

Budget adjustments of US $6.2B Initiatives to speed up

in investments to be executed over the next 4 years construction of 139K homes

50K subsidies to middle income housing

30K additional subsidies for “Mi casa Ya

US $1.6B of unused royalties 59K rural homes expected during 2015 from previous periods will be released

to partially fund the plan

US $1.8B to build 31K

classrooms

over the next 4 years

US $1.5B for 55 road projects

through public works in national and

regional highways

|| Colombia – Government housing initiatives 2014-2018

[Graphic Appears Here]

90% of the 86K VIPAs(1) awarded Reallocation of funds to have but construction continues at a slower pace higher multiplicative effect specially through “Mi Casa Ya” and

interest rates subsidy

Additional free-homes expected to be awarded after the elections in October this year

We expect to participate in

close to 5K homes during 2015

through our housing solutions business

(1) Social Housing for Savers

|| Colombia – 4G

17 projects for US $8 B have

been awarded

in the first two waves of the 4G

Delays could be expected

0.5pp due to environmental permits

pending for some first-wave projects

of incremental*

contribution to GDP Additional 7 projects for

growth could come from US $3 B have been approved

the 4G program to by means of privately proposed PPPs.

compensate for current This number could increase significantly account deficit

Current Concessions Uncertainty remains

New Concessions

with regards to execution and timing

Awarded Concessions for the third wave

Source: “Marco Fiscal de CLH’s Cement Plants

Mediano Plazo 2015” MHCP. & Grinding Mills

Colombian Chamber of Pending to be awarded 13

Infrastructure (CCI)

Results Highlights Panama

|| Panama – Results Highlights

6M15 6M14% var 2Q15 2Q14% var

Net Sales 151 149 2% 79 73 9%

Financial

Summary Op. EBITDA 61 66(7%) 33 34(3%)

US$ Million as % net

sales 40.7% 44.4% (3.7pp) 41.4% 46.4%(5.0pp)

6M15 vs. 6M14 2Q15 vs. 2Q14 2Q15 vs. 1Q15

Cement 7% 4% 2%

Volume Ready-mix(0%) 10%(0%)

Aggregates 10% 21% 10%

6M15 vs. 6M14 2Q15 vs. 2Q14 2Q15 vs. 1Q15

Cement 1% 6% 4%

Price

(Local Currency) Ready-mix(3%)(3%)(3%)

Aggregates 3% 7% 4%

[Graphic Appears Here]

Net Sales increased in 1H15 and 2Q15

by 2% and 9%, respectively, compared with same periods last year.

Our volumes grew

in our three main products in 2Q15 on a year-over-year basis

Price increase in cement

reflects a mix effect from lower sales to the Canal expansion project

Maintenance to both kilns

during 1Q15 and 2Q15 affected

margins negatively

|| Panama – Sector Highlights

The residential sector remained the main driver

for demand of our products during 2Q15 5-year, US $11B public investment plan includes

Subway expansion: US $3B

Interstate highways: US $3B

Water Management: US $3.6B

Sales of our products grew

to the residential and industrial and

commercial sectors in 2Q15

We expect infrastructure

volumes to grow (1)

2nd subway line, and urban renovation of

Colon could start construction in 2H15.

We expect

that construction activity will remain

strong in the medium to long term

(1) Adjusting for the Canal Project effect 16

Results Highlights Costa Rica

|| Costa Rica – Results Highlights

6M15 6M14% var 2Q15 2Q14% var

Net Sales 89 76 18% 46 41 15%

Financial

Summary Op. EBITDA 39 33 18% 20 19 5%

US$ Million as % net

sales 43.9% 43.9% 0.0pp 42.1% 45.9%(3.8pp)

6M15 vs. 6M14 2Q15 vs. 2Q14 2Q15 vs. 1Q15

Cement 11% 14% 6%

Volume Ready-mix 15% 20% 21%

Aggregates 38% 31% 10%

6M15 vs. 6M14 2Q15 vs. 2Q14 2Q15 vs. 1Q15

Cement 4% 2%(2%)

Price

(Local Currency) Ready-mix(4%)(2%) 4%

Aggregates(2%) 2% 6%

[Graphic Appears Here]

Record net sales and cement volumes

driven mainly by infrastructure projects

Double digit growth in volumes for our three main products

year-over-year in 2Q15 and 1H15

Double digit growth in EBITDA

during the first half of the year, compared with same period in 2014

|| Costa Rica– Sector Highlights

[Graphic Appears Here]

Infrastructure remained the main driver

for cement demand in 2Q15

US $2.4B for infrastructure

during the period 2015-2018:

Fast train project: US $700 M

2nd APM Terminal: US $462 M

Highway maintenance: US $344 M

Rural road maintenance: US $316 M

“Ciudad Gobierno” : US $176 M

Highways: US $394 M

Overpasses: US $60 M

Positive effect in volumes

due to ongoing constructions of roads

and hydroelectric dams

We are confident on the

medium-term outlook.

Main projects of “Plan Nacional de

Desarrollo” expected in 2016-2017

Results Highlights Rest of CLH

|| Rest of CLH – Results Highlights

6M15 6M14% var 2Q15 2Q14% var

Net Sales 141 143(1%) 76 73 3%

Financial

Summary Op. EBITDA 40 40(1%) 20 21(7%)

US$ Million as % net

sales 28.1% 28.0% 0.1pp 26.1% 28.8%(2.7pp)

6M15 vs. 6M14 2Q15 vs. 2Q14 2Q15 vs. 1Q15

Cement(7%)(6%) 5%

Volume Ready-mix 21% 23% 3%

Aggregates 2%(25%) 1%

6M15 vs. 6M14 2Q15 vs. 2Q14 2Q15 vs. 1Q15

Cement 3% 2%(0%)

Price

(Local Currency) Ready-mix 4% 2% 0%

Aggregates 19% 23%(6%)

[Graphic Appears Here]

Cement volume record

in 1H15 in Nicaragua. These higher volumes were offset by weak demand conditions in other markets

Double digit growth in net sales

for the fifth consecutive quarter in Nicaragua, on a year-over-year basis

Continued positive trend

in ready-mix volumes in Guatemala, reaching new historic volume records during 1H15

Higher prices for our three

main products

during 1H15 and 2Q15, compared with the same periods in 2014

|| Rest of CLH – Sector Highlights

In Guatemala, the industrial-and-commercial sector remained as the main driver during 2Q15

[Graphic Appears Here]

Volume growth in Nicaragua

is explained mainly by increased consumption from the infrastructure and residential sectors

Positive effect related to

“Calles para el pueblo”

with which we supplied 4 municipalities in Nicaragua

Volumes in Nicaragua expected to remain strong

with continued high levels of public and private investments

FREE CASH FLOW

2Q15 Results

|| Free Cash Flow

US$ Million 6M15 6M14% var 2Q15 2Q14% var

Operating. EBITDEBITDA 237 283(16%) 125 142(12%)

- Net Financial Expense 42 48 21 24

—Maintenance Capex 13 26 9 17

—Change in Working Cap(26) 9(31) 2

—Taxes Paid 63 59 49 38

—Other Cash Items (net) 8(0) 7(0)

Free Cash Flow

Free Cash Flow 137 142(3%) 70 62 13%

After Maintenance Capex

—Strategic Capex 71 12 23 7

FreeFreeCashCash FlowFlow 66 130(49%) 48 55(13%)

[Graphic Appears Here]

FCF before strategic Capex increased

by 13% in 2Q15 vs. 2Q14

Reversal in our working capital investment

of US$31MM during 2Q15, reflecting our working capital initiatives

Reduced net debt

by about US$48 million during 2Q15 to US$1,077 million

GUIDANCE

2Q15 Results

|| 2015 Guidance

Volume YoY%

On a consolidated basis

we expect our cement, ready-mix

Cement Ready—Mix Aggregates and aggregates volumes to increase

Colombia Flat to slightly Mid single digit High single digit by 1%, 7% and 10%, respectively negative growth growth during 2015

Maintenance capex

Cement Ready—Mix Aggregates is expected to be about US $45 MM

Panama in 2015

(3%) 4% 8%

Strategic capex

is expected to reach US $190 MM

in 2015

Cement Ready—Mix Aggregates

Costa Rica

3% 10% 15% Consolidated Cash taxes

are expected to range between

US $120 MM and US $140 MM

APPENDIX

2Q15 Results

|| Consolidated debt maturity profile

US $1,136 Million

Total debt as of June 30, 2015

US$ Million

669

254

142

71

2015 2016 2017 2018